EXHIBIT 20.1
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                           LAST WILL AND TESTAMENT OF

                               MICHAEL SMOLYANSKY
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         I, MICHAEL SMOLYANSKY, of the Village of Skokie, County of Cook, and
State of Illinois, being of sound and disposing mind and memory, do hereby make, publish and declare this my Last Will and Testament, expressly revoking any and all prior Wills or Codicils by me made.

         FIRST: I direct that my just debts, funeral expenses, and the costs and expense of administration of my estate shall be paid as soon after my demise as may be practicable.

         SECOND: I give, devise and bequeath all of my estate, of whatever kind and character, whether real, personal or mixed, and wheresoever situate, in manner following:

                 A. ONE THIRD (1/3) thereof to my beloved wife, LUDMILA SMOLYANSKY, as and for her own property forever. If my said wife predeceases me or in the event of our demise in a common disaster, then I direct that the share she would have taken had she survived me be distributed to my beloved children, EDWARD SMOLYANSKY and JULIE SMOLYANSKY, in equal shares, share and share alike, as and for their own property forever, subject to the provisions of Paragraph THIRD hereof.

                 B. TWO THIRDS (2/3) thereof to my said children, EDWARD SMOLYANSKY and JULIE SMOLYANSKY, in equal shares, share and share alike, as and for their own property forever, subject to the provisions of Paragraph THIRD hereof. If a child of mine predeceases me and leaves no child or children surviving, then I direct that the share which such deceased child would have taken had he or she survived me be distributed to the then living child or children of such deceased child in equal shares, share and share alike, as and for their own property forever. If a child of mine predeceases me and leaves no child or children surviving, I direct that the share such deceased child would have taken had he or she survived me be distributed to my surviving child, as hereinabove provided.

         THIRD: If property becomes distributable to either of my said children pursuant to the terms of Paragraph SECOND hereof, before he or she shall have attained the age of twenty-one (21) years, I hereby direct my Executor to distribute the same to my trustees, hereinafter designated and as hereinafter set forth. I direct that any funds which may come into possession of the Trustees shall be deposited in savings accounts or certificates of deposit in such federally insured savings and loan or banking institutions as the Trustees may from time to time designate. Such deposits and all other property held by the Trustees shall be in the name of the Trustees, as Trustees for each person entitled thereto as beneficiary thereof.

                 All interest or income received by the Trustees for the account of the beneficiary shall be retained by the Trustees and added to principal. The Trustees may, however, pay to or on behalf of any such beneficiary such sums from interest, income or principal as the Trustees, in the Trustees' sole discretion, may deem necessary or advisable form time to time for such



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beneficiary's medical care, education, maintenance and welfare. In this connection, the Trustees may take into consideration the assets and income available to each beneficiary from all sources known to the Trustees.

                 I direct that the Trustees may use or disburse the said trust funds or trust property, prior to distribution thereof, as herein set forth, in any one or more of the following ways: (a) by disbursing same directly to a beneficiary; (b) by disbursing same to a relative or friend of a beneficiary to be expended by such relative or friend for the medical care, education, maintenance and welfare of a beneficiary; or (c) by the Trustees expending the same for the medical care, education, maintenance and welfare of a beneficiary.

                 When any such beneficiary shall have attained the age of twenty-one (21) years my Trustees shall, upon appropriate written request and receipt therefor, distribute to such beneficiary all monies and property then held for, or on deposit for, the benefit of such person, including principal and interest thereon and thereafter, the Trust shall be terminated. Should any beneficiary for whom the Trustees held funds or property hereunder die before he or she shall have received distribution of the trust funds and property due him or her, I direct that all such funds then on deposit or property held for such deceased beneficiary shall be distributed strictly pursuant to the terms of Paragraph THIRD hereof.

                 I hereby nominate, constitute and appoint my dear brother, YURI SMOLYANSKY and my attorney, SIDNEY EDELSTEIN, or the survivor of them as Trustees hereunder.

         FOURTH: If my said wife does not survive me, I hereby nominate, constitute and appoint my said brother, YURI SMOLYANSKY, as Guardian of the person of any child of mine who has not attained the age of eighteen (18) years at the date of my demise.

         FIFTH: The interest of any beneficiary, legatee or devisee hereunder shall not be grantable, saleable, assignable, or otherwise transferable, nor shall it be subject to seizure or sequestration for the payment of any debts, judgments, or maintenance owed by said beneficiary, legatee, or devisee, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. No person shall acquire any right, title or interest of any legatee, devisee, or beneficiary hereunder by reason of any grant, sale, assignment or transfer.

         SIXTH: I hereby nominate, constitute and appoint my said wife, LUDMILA SMOLYANSKY, as Executor of this, my Last Will and Testament. In the event she shall be unwilling or unable to act as such Executor, then I hereby nominate, constitute and appoint my said brother, YURI SMOLYANSKY, and my said attorney, SIDNEY EDELSTEIN, or the survivor of them, as successor Executors in her place and stead. I direct that no security or surety of any kind shall be required on any fiduciary bond which any Executor, Trustee or Guardian name hereunder shall be required to furnish.

         SEVENTH: I hereby give to my said Executor, duly qualified to act hereunder, all powers and discretions granted to independent representatives by the laws of the State of Illinois.

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         IN WITNESS WHEREOF, I have hereunto set my hand to this, my Last Will and Testament, consisting of five (5) typewritten pages, the following page included, on each of which I have placed my signature, this 2nd day of February, 1990.

                                                     /s/  Michael Smolyansky
                                                     -----------------------
                                                     MICHAEL SMOLYANSKY


         We, the undersigned, do hereby certify that the above and foregoing instrument was, on the date it bears, signed, made, declared and published by MICHAEL SMOLYANSKY, as and for his Last Will and Testament in our presence. We further certify that we, at his request and in his presence, and in the presence of each other, have hereunto subscribed our names as witnesses thereto, we and each of us believing the said Testator to be of sound and disposing mind and memory at the time of his so signing.

/s/  Mark Edelstein                               residing at  6730 N. Central
-------------------------------------------------              Chicago, IL


/s/  Teresa M. Schaefer                           residing at  5734 W. Seminole
-------------------------------------------------              Chicago, IL


STATE OF ILLINOIS
                      SS.
COUNTY OF COOK

                                    AFFIDAVIT
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         We, the attesting witnesses to the Last Will and Testament of MICHAEL
SMOLYANSKY, on oath state that each of us present was present and saw the Testator sign the Last Will and Testament, of which this Affidavit is a part, in our presence. The said Last Will and Testament was attested by each of us in the presence of the Testator, and each of us believed the Testator to be of sound mind and memory at the time of signing.

                                         /s/  Mark Edelstein
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                                         /s/  Teresa M. Schaefer
                                         ---------------------------


Subscribed and sworn to before me
this 2nd day of February, 1990.

/s/ Donald Solomon
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    Notary Public



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